UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 22, 2007

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Old York Road, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2007, the Company’s Board of Trustees approved the adoption of the Company’s 2007 Annual Incentive Plan and 2007 Multi-Year Equity Incentive Plan, which plans are described below.

2007 Annual Incentive Plan

The 2007 Annual Incentive Plan is a one year plan designed to reward its participants on the achievement of certain performance metrics through the grant of cash bonuses and equity incentive awards. The performance metrics consists of the following: (i) Corporate Metric - achievement of AFFO targets; (ii) Strategic Metric – achievement of dividend coverage through earnings from core operations while maintaining target debt to asset value ratios; and (iii) Individual Metric – achievement of personal goals designed to measure the executive’s contribution towards the achievement of his or her business unit’s achievement of its objectives and contribution to the achievement of the Company’s performance metrics. Each of these metrics is weighed 33.3%, except that for the Chief Executive Officer only the Corporate and Strategic metrics will be weighed at 50% each.

Under the 2007 Annual Incentive Plan, the Chief Executive Officer, the Executive Vice Presidents and the Senior Vice Presidents (collectively, the "Senior Officers") are eligible for cash bonuses in an amount equal to a percentage of the participant’s base salary, which percentage is adjusted based on the achievement of the performance metrics described above. The following sets forth the cash bonus levels expressed as a percentage of the Senior Officer’s base salary that may be awarded depending on the achievement of the performance metrics: (i) Chief Executive Officer, 100% and 200%, threshold and high percentages, respectively; (ii) Executive Vice Presidents, 50% and 150%, threshold and high percentages, respectively, and (iii) Senior Vice Presidents, 42.5% and 127.5%, threshold and high percentages, respectively.

Although the plan provides for the issuance of equity incentive awards, none of the Company’s current Senior Officers are eligible for such awards because each of them received an award of restricted shares in connection with the Company’s termination of its 2006 Long-Term Incentive Plan in April 2007 or an equivalent award.

Awards of restricted common shares under the 2007 Annual Incentive Plan to officers who are not a Senior Officer at the time of the adoption of this plan will vest in three annual installment of one-third each commencing on December 31, 2008. Dividends on unvested award shares will accrue from grant date and be paid, in cash, to the grantee on the vesting date. Any and all unvested award shares and accrued dividends thereon will vest upon a change of control of the Company. Except in the event an employee is terminated without cause or by death or disability, in which case such employee will vest through the calendar year on which the termination occurs, all unvested award shares and dividends thereon will be forfeited when the recipient’s employment with the Company is terminated.

The Compensation and Human Resources Committee, in its sole discretion, has the right to alter the incentive bonus criteria and/or make additional bonus awards to any officer, as it deems appropriate.

2007 Multi-Year Equity Incentive Plan

The 2007 Multi-Year Equity Incentive Plan is a long term equity incentive plan designed to award its participants through the issuance of restricted common shares based on the achievement of certain performance metrics on a cumulative basis during the three (3) year performance period beginning on January 2007 and ending on December 2009. Under the plan, restricted common share awards will be made at the end of the performance period based on levels of achievement of the following performance metrics on a cumulative basis: (i) Absolute Shareholder Return (25% weighting) – achievement of specified compound annual shareholder returns; (ii) Strategic Metric # 1 (25% weighting) – maintenance of dividend coverage at the end of 2009 through earnings from core operations; (iii) Strategic Metric #2 (25% weighting) – maintenance of industry normative debt to market capitalization ratios measured as of the fourth quarter 2009; and (iv) Strategic Metric #4 (25% weighting) – maintaining industry normative cash fixed charge and cash interest coverage ratios measured as of the fourth quarter 2009.

The cumulative equity incentive opportunity for the Chief Executive Officer and each Executive Vice President and Senior Vice President (collectively, the "Senior Officers") is based on a percentage of the participant’s base salary, which percentage is adjusted based on the achievement of the performance metrics described above. The following table sets forth the level of cumulative equity incentive awards expressed as a percentage of the Senior Officer’s base salary that may be earned depending on the achievement of the performance metrics: (i) Chief Executive Officer, 300% and 600%, threshold and high percentages, respectively; (ii) Executive Vice Presidents, 150% and 450%, threshold and high percentages, respectively, and (iii) Senior Vice Presidents, 127.5% and 382.5%, threshold and high percentages, respectively.

If a participant under this plan is terminated by the Company for cause or by voluntary action of the participant prior to the conclusion of the performance period, that participant will forfeit his or her right to receive an award under the plan. If a participant is terminated without cause or by the death or permanent disability prior to the conclusion of the performance period, the participant will be eligible to receive a pro rata grant as follows (the determination of the amount of the award will be calculated by using the termination date as the last day of the performance period): (i) if the termination occurs on or before December 31, 2007, up to 33.3% of the cumulative opportunity, (ii) if the termination occurs after December 31, 2007 and on or before December 31, 2008, up to 66.7% of the cumulative opportunity, and (iii) if the termination occurs after December 31, 2009, 100% of the cumulative opportunity.

The restricted share awards earned at the conclusion of the performance period will vest 50% on the date of grant and 50% on December 31, 2010. Dividends on the awarded shares will be accrued and be paid, in cash, at the time of vesting. If after the conclusion of the performance period but before the December 31, 2010 a participant is terminated by the Company for cause or by voluntary action of the participant, the unvested portion of that participant’s award will be forfeited included all accrued dividends thereon. If during this same period the participant is terminated for other reasons, then the unvested portion of that participant’s award including dividends thereon will become vested.

If a change in control of the Company occurs before the conclusion of the performance period, the participants will be eligible to receive pro rata grants as follows: (i) if a change of control occurs on or before March 31, 2008, up to 40% of cumulative opportunity, (ii) if a change of control occurs after March 31, 2008 and on or before December 31, 2008, up to 70% of cumulative opportunity, and (iii) if a change of control occurs after December 31, 2008 and on or before December 31, 2009, up to 100% of cumulative opportunity. The determination of achievement of the performance metrics will be made by using the change of control date as the last day of the performance period and measuring the absolute shareholder return as of that date and assuming high level of achievement of each of three strategic metrics. The awards made in connection with a change of control will be fully vested upon grant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

June 28, 2007	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel